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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports each dated February 10, 2006 on the financial statements and financial highlights of International Equity Fund, Large Cap Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Multi-Cap Equity Fund, Small Cap Core Equity Fund, Small Cap Growth Fund, S&P 500 Index Fund, International Equity CRT Fund, Large Cap Growth CRT Fund, Small Cap Growth CRT Fund, High Yield Fund, Core Bond Fund, Intermediate Government Fund, Intermediate New York Tax-Exempt Fund, Intermediate Tax-Exempt Fund, U.S. Bond Market Index Fund, Enhanced Income Fund, Money Fund, New York Tax-Exempt Money Fund, and Treasury Money Fund, each a series of BNY Hamilton Funds, Inc. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of BNY Hamilton Funds, Inc. We also consent to the references to our Firm in such Registration Statement.

                                                        TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2006